EX-28.i.2
Law Offices
Stradley Ronon Stevens & Young, LLP
1250 Connecticut Ave., NW
Washington, DC 20036
(202) 822-9611

March 10, 2010

Bridgeway Funds, Inc.
c/o Bridgeway Capital Management, Inc.
5615 Kirby Drive, Suite 518,
Houston, TX 77005-2448

Subject:
Bridgeway Funds, Inc., a Maryland corporation (the “Company”)—Post-Effective Amendment No. 27, to Registration Statement on Form N-1A,
to be filed under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company
Act”), each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to the authorized shares of common stock of the Small-Cap Momentum Fund (the “Fund”), a series of the Company.

In connection with our giving of this opinion, we have examined:  (i) a copy of the Company’s Articles of Incorporation (the “Articles”), dated as of October 19, 1993, and amended to date; (ii) the Company’s By-Laws; (iii) a Good Standing Certificate, dated March 10, 2010, from the Secretary of State of the State of Maryland; and (iv) the resolutions of the Board of Directors of the Company (the “Board”).

The Company is authorized by the Articles to issue 2,000,000,000 shares of capital stock, at a par value of $.001 each.  The Articles authorize the Board to classify, re-classify and issue any unissued shares of capital stock and to fix or alter all terms thereof.

The Company has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Company pursuant to the provisions of Section 24(f) of the Investment Company Act.  You have further advised that the Company has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the Company during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Company have been, and will continue to be, sold in accordance with the Company’s usual method of distributing its registered shares, under which prospectuses are made available to offerees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Bridgeway Funds, Inc.
March 10, 2010

The following opinion is limited to the federal securities laws of the United States and the General Laws of the State of Maryland governing the issuance of shares of the Company only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Company remains a valid and subsisting company in good standing under the laws of its state of formation, and there has been no amendment to the Articles and the registration of an indefinite number of shares of the Company remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board pursuant to the Articles and as described in this Post-Effective Amendment, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all of the rights provided for with respect to such holdings by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Company along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the registration statement of the Company to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:         /s/Prufesh R. Modhera_______
Prufesh R. Modhera, a Partner